Exhibit 10.23

Envoy Medical, Inc.

2023 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: April 17, 2023

Approved by the Stockholders: September 27, 2023

The following constitute the provisions of the 2023 Employee Stock Purchase Plan of Envoy Medical, Inc.

1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualifies as an “employee stock purchase plan” under Section 423 of the Code and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Envoy Medical, Inc., a Delaware corporation.

(g) “Compensation” means, unless otherwise determined by the Administrator, an Employee’s base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. Unless otherwise determined by the Administrator, “Compensation” does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, loan forgiveness, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)	a merger or consolidation in which the Company is not the surviving entity;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)	the complete liquidation or dissolution of the Company;

(iv)	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

Notwithstanding the foregoing or any other provision of this Plan, the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. Any Corporate Transaction shall also comply with the provisions of 1.424-1(a)(3) of the Treasury Regulations.

(i) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(j) “Effective Date” means the Closing Date as defined in the Business Combination Agreement by and among Anzu Special Acquisition Corp I, Envoy Merger Sub, Inc. and Envoy Medical Corporation, dated April 17, 2023. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

(k) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last day of each Purchase Period.

(n) “Fair Market Value” means, as of any date, unless otherwise determined by the Administrator, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)	If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)	In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(o) “New Exercise Date” has the meaning set forth in Section 17(b).

(p) “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(q) “Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

(r) “Offering Date” means the first day of each Offer Period.

(s) “Option” means, with respect to each Offer Period, a right to purchase shares of Common Stock on the Exercise Date for such Offer Period in accordance with the terms and conditions of the Plan.

(t) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(v) “Plan” means this Employee Stock Purchase Plan, as may be amended from time to time.

(w) “Purchase Period” means, unless otherwise determined by the Administrator, a period of approximately six (6) months, commencing on June 1 and December 1 of each year and terminating on the next following November 30 or May 31, respectively.

(x) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock (i) on the Exercise Date or, if applicable, (ii) on the Offering Date or on the Exercise Date, whichever is lower. Unless determined otherwise by the Administrator, the Purchase Price will be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(y) “Reserves” means, as of any date, the sum of (i) the number of shares of Common Stock covered by each then outstanding Option under the Plan which has not yet been exercised and (ii) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.

(z) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Eligibility.

(a) General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date shall be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee shall be eligible to participate in the Plan.

(b) Limitations on Grant and Accrual. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, unless otherwise determined prior to the applicable Offer Date, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is twenty (20) hours or less per week; (ii) Employees whose customary employment is for not more than five (5) months in any calendar year; (iii) Employees who have not been employed for such continuous period preceding the Offering Date as the Administrator may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years; and (iv) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4. Offer Periods.

(a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 18 hereof. The maximum duration of an Offer Period shall be twenty-seven (27) months. Unless determined otherwise by the Administrator, the Plan shall initially be implemented through consecutive Offer Periods of six (6) months’ duration commencing each June 1 and December 1 following the Effective Date.

(b) A Participant shall be granted a separate Option for each Offer Period in which he or she participates. The Option shall be granted on the Offering Date and shall be automatically exercised on the Exercise Date ending within the Offer Period.

(c) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5. Participation.

(a) An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Offering Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6. Payroll Deductions.

(a) At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding fifteen percent (15%) of the Compensation which the Participant receives during the Offer Period.

(b) All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to zero percent (0%). Payroll deductions shall recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7. Grant of Option. On the Offering Date, each Participant shall be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 and (ii) that such Option shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator shall determine from time to time. Exercise of the Option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an Option is not exercised on each Exercise Date, the Option shall lapse and thereafter cease to be exercisable.

8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Sections 3 or 7, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by the Participant.

9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant’s Option.

10. Withdrawal; Termination of Employment.

(a) A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s Option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify procedures for withdrawal.

(b) Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto pursuant to the Participant’s will or the laws of descent and distribution, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.

11. Interest. No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 17, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 300,000 shares. If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and shall either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 18, below. Such allocation method shall be “bottom up,” with the result that all Option exercises for one (1) share shall be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation shall be returned to the Participant and shall not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b) A Participant will have no interest or voting right in shares covered by the Participant’s Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

13. Administration. The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to determine, with respect to each Offer Period, whether the Purchase Price will be equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the (i) Exercise Date or (ii) Offering Date or the Exercise Date (whichever is lower), to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons. Subject to Applicable Laws, no member of the Board or committee of the Board (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Administrator may rely upon, and no member of the Board or committee of the Board (or its delegates) shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that a committee of the Board deems necessary. To the extent not prohibited by Applicable Laws, the Administrator may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Administrator shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom such committee delegates authority pursuant to this Section 13.

14. Transferability. No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

16. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

17. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b) Corporate Transactions. In the event of a proposed Corporate Transaction, each Option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:

(i) the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.

(c) For purposes of Subsection 17(b), an Option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

18. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17, no such termination can adversely affect Options previously granted, provided that the Plan or any one or more Offer Periods then in effect may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or Purchase Period then in progress if the Administrator determines that the termination of the Plan or one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 17 and this Section 18, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

19. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

20. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 22.

21. Term of Plan. Subject to approval by the stockholders of the Company, the Plan shall become effective on the Effective Date. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18.

22. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

23. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

24. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

25. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

26. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

27. Dispute Resolution. The provisions of this Section 27 shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 27 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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